UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    March 27, 2008

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	001-33675 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On March 27, 2008 the board of directors (the “Board”) of AspenBio Pharma, Inc. (the “Company”) appointed Mark J. Ratain, M. D., to the Company’s Board of Directors, filling a vacancy created by the expansion of the size of the Board of Directors to nine members, to serve until the Company’s 2008 Annual Meeting of Shareholders or until his successor is elected and qualified.

        Mark J. Ratain, M.D., 50, has served since April 1998 as a director of DATATRAK International, Inc. a technology and services company focused on providing a platform of software applications to the global clinical trials industry. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is the Leon O. Jacobson Professor of Medicine and Chairman of the Committee on Clinical Pharmacology and Pharmacogenomics and Associate Director for Clinical Science for the Cancer Research Center at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 250 articles and book chapters. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine.

        As a director, Dr. Ratain was granted initial stock options upon appointment to the Board as well as an annual award of stock options for 2008, for total options evidencing the right to acquire 66,313 common shares at an exercise price of $6.13 per share. The options, granted under the Company’s 2002 Stock Incentive Plan, vest annually in arrears over three years and expire in ten years. Additionally under the directors’ compensation plan, as an independent director, Dr. Ratain also will receive cash compensation of $1,000 per month.

        The Company issued a press release on March 31, 2008 in connection with the appointment of Dr. Ratain, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Effective March 27, 2008, the Board of Directors of AspenBio Pharma, Inc. (the “Company”) unanimously authorized the amendment of the Company’s Bylaws, so that that the first sentence of Article III, Board of Directors — Section 2, Number, Qualification and Tenure, of the Bylaws be amended to expand the range of the number of directors to a maximum of nine.

        The summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the text of the Second Amendment to the Bylaws of the Company, a copy of which is attached to this Form 8-K as Exhibit 3.1, and incorporated herein by reference.

Item 9.01      Exhibits.

Exhibit No	Description

3.1	Second Amendment to the Bylaws of AspenBio Pharma, Inc.

99.1	Press release dated March 31, 2008, titled, AspenBio Pharma Appoints Dr. Mark Ratain to Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2008	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer